BIOHAVEN’S NEW APPROACH TO IMMUNE- MEDIATED DISEASES USING YALE SCIENCE FOR TARGETED EXTRACELLULAR PROTEIN DEGRADATION David Spiegel, M.D., Ph.D. Professor of Chemistry and Pharmacology, Yale University Scientific Advisor, Biohaven

PROTEIN AGING PROTEIN ASGPR ASGPR asialoglycoprotein receptor IDEA! 2015

First MoDE experiments were effective 21 OCT 2015 23 NOV 2015 16 SEP 2016 9 APR 2018 3 JAN 2019 29 JUL 2020 17 SEP 2021 began experiments filed U.S. patent filed U.S. patent

TARGET BINDER STABLE LINKER ASGPR BINDER COMPOUND LIBRARY BINDER COMPOUND LIBRARYMoDEs® Molecule MoDE PLATFORM MOLECULAR DEGRADERS OF EXTRACELLULAR PROTEINS TRANSFORMATIONAL DRUG PLATFORM ™

EXTRACELLULAR MoDEs® DEGRADER REDIRECTS PATHOGENIC PROTEINS TO THE LIVER FOR TARGETED, EFFICIENT AND EFFECTIVE REMOVAL

BHV-1300: SHOWS POTENTIAL FOR SUPERIORITY OVER FcRn INHIBITORS 0 50 100 150 0 5 10 15 % Ig G , b as el in e Days after start of infusion 10 mg/kg 75 mg/kg 250 mg/kg Vehicle BHV-1300 NHP Pharmacodynamics 2–3 days to reach 80% lowering Efgartigimod NHP Pharmacodynamics 5–7 days to reach 50% lowering 0 5 10 15 0 50 100 150 Days after start of infusion % Ig G , b as el in e Vehicle 0.2 mg/kg 2 mg/kg 20 mg/kg 70 mg/kg 200 mg/kg Immunovant NHP Pharmacodynamics 0 7 14 21 28 35 42 56 Days % c ha ng e / T 0 0 10 25 50 100 Batoclimab 50 mg/kg (n=3) IMVT-1402 50 mg/kg (n=7) IMVT-1402 5 mg/kg (n=7) Placebo (n=7) ~21 days to reach 75% lowering Dose AdministeredUlrichts P et al, J Clin Invest. 2018 Oct 1;128(10):4372-4386. doi: 10.1172/JCI97911. Epub 2018 Jul 24. PMID: 30040076; PMCID: PMC6159959. Excerpted from Immunovant Corporate Presentation, August 2023. BHV-1300 demonstrated faster IgG lowering in non-human primates DATAKEY APRIL 2024 ABI CONFERENCE 7

BHV-1300: UNIQUE PROPERTIES MATCHED TO CHRONIC INDICATIONS APRIL 2024 ABI CONFERENCE 8 BHV-1300 Preclinical Pharmacodynamics (Multiple Dose) Dose Administered 60% LOWERING 90% LOWERING KEY POINTS • Depth of lowering reaches 90% after second dose • Depth of lowering is tunable: easily adjusted by frequency of administration • Adaptable to suit ideal target product profiles for different indications

BHV-1300: PHARMACODYNAMIC DATA SUPPORTS ABILITY TO CO-ADMINISTER WITH mAbs REPRESENTING A POTENTIAL ADVANCEMENT TO FcRn INHIBITORS

Frequently Administered Fc-containing Biologics
Adalimumab (Humira)
Ravulizumab
Eculizumab
Inebilizumab
Ocrelizumab
Ofatumumab
Rituximab
Satralizumab
Tocilizumab

Humira 3 mg/kg SC,
After a 30 mg/kg SC Dose of BHV-1300 to NHP



Humira dosed 2h post BHV-1300
Humira dosed 12h post BHV-1300
Humira*
Mean concentration (µg/mL)
45
40
35
30
25
20
15
10
5
0
0
7
14
21
Time (days)

KEY POINTS

- First NHP data to show that BHV-1300 does not alter PK of Humira® when dosed 12 hours earlier
- Allows for same-day dosing with biologics
- FcRn inhibitors reduce effectiveness of Fc-containing biologics and should not be used together

* Adapted from BLA 761154, IND 116471, Study no. r-fkb327-01.

APRIL 2024 ABI CONFERENCE 9

IgG LOWERING WITH BHV-1300 OFFERS SIGNIFICANT POTENTIAL BENEFITS OVER FcRn INHIBITORS

	FcRn Inhibitors	BHV-1300 MoDE™
No Impact on AEs of Interest	Hypoalbuminemia, dyslipidemia, headache	**None expected**
No Impact on Host Defense (IgG_3)	Lowers IgG_3	**IgG_3-sparing**
Accelerated Time to Peak Effect (IgG lowering)	5–22 days	**24-48 hours**
Advantageous drug exposure window	Continuous	**Only ~ 24 hours (BHV-1300 is rapidly cleared)**
Immunogenicity	Emerging issue	**None expected**
Ability to dose on demand for disease flares or deeper IgG Lowering	Mechanistically impossible	**Allowed**
Convenient & Preferred Dosing	SC/IV infusion by health professional	**Anticipated SC self-administration**
Ability to administer with Fc-containing biologics	Precluded per label/MOA	**Allowed (BHV-1300 is rapidly cleared)**


DEGRADATION TARGET
BIFUNCTIONAL MoDE® DEGRADER
ASGPR
HEPATOCYTE

FcRn, neonatal Fc receptor; **IgG**, immunoglobulin; **IV**, intravenous; **SC**, subcutaneous.

APRIL 2024 ABI CONFERENCE 10

MoDE™ SUMMARY A FIRST-IN-CLASS PLATFORM TO ADDRESS UNMET NEED IN ANTIBODY-MEDIATED DISEASES April 2024 ABI Conference 11 FcRn, neonatal Fc receptor; IgG, immunoglobulin. Selective extracellular protein degradation provides many predicted and potential advantages Rapid onset of IgG lowering Depth of IgG lowering Lower risk of infection Ability to co-administer with biologics MoDE™: AN INNOVATIVE PLATFORM FOR A PIPELINE OF THERAPEUTICS Potential to develop numerous clinical drug candidates for targeted degradation of pathogenic antibodies and other extracellular proteins to treat a broad range of diseases NOVEL IgG LOWERING DRUG CANDIDATES: BHV-1300 & BHV-1310 Exemplify a first-in-human MOA for efficient removal of pathogenic IgG species in multiple immune-mediated disorders

Biohaven’s Study BHV1300-101: PRELIMINARY FIRST-IN-HUMAN SINGLE ASCENDING DOSE (SAD) STUDY UPDATE APRIL 2024 ABI CONFERENCE 12 * Preliminary data from Study 1300-101 is from an ongoing study and subject to change (database not yet cleaned or locked) **IgG1-4 analyzed at Mayo Clinic Laboratories, Rochester MN KEY POINTS • First-in-human dosing of BHV-1300 well tolerated with no clinically significant laboratory abnormalities to date • Preliminary dose- and time-dependent IgG lowering observed; with IgG1, IgG2 and IgG4 lowering > IgG3 • Further updates planned at the Company’s R&D Day on May 29, 2024 STATUS: 16 Subjects Completed Two Dosing Cohorts to Date • Sentinel dosing paradigm: 1 sentinel subject treated with BHV-1300 in each cohort prior to dosing other subjects • Given novel MOA, robust data collection with standard Safety Review Committee meeting to review at least two weeks of follow-up data for each cohort before next dose group; review includes cumulative safety, PK and pharmacodynamic data • All cohorts have proceeded as initially planned without any cohort expansion or interruption SAFETY: BHV-1300 Has Been Safe and Well-Tolerated to Date • No SAEs • No moderate or severe AEs; only mild AEs observed, judged not related to BHV-1300 with most resolving spontaneously • No clinically significant laboratory abnormalities (including LFTs, albumin) or ECG changes IGG LOWERING: Preliminary Data Consistent With Modeling Based on Nonclinical Experience • Dose- and time-dependent IgG lowering observed even in initial low dose cohorts • Reductions were greater for IgG1, IgG2 and IgG4 subclasses compared to IgG3**; BHV-1300 was designed to spare IgG3

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